Exhibit 3.01

RESTATED

CERTIFICATE OF INCORPORATION

OF

SBARRO, INC.

(Under Section 807 of the Business Corporation Law)

FIRST: The name of the Corporation is Sbarro, Inc. (hereinafter the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on November 1, 1977. The name under which the Corporation was formed is Sbarro Licensing Inc.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended and restated as authorized by the Business Corporation Law. To accomplish the foregoing, the following amendments have been made:

1. Article “SECOND” of the Certificate of Incorporation, relating to the purpose or purposes for which the Corporation was formed, is hereby eliminated in its entirety and a new Article “SECOND” is substituted in lieu thereof, such new Article to read in its entirety as follows:

“SECOND: The Corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.”

2. Article “FOURTH” of the Certificate of Incorporation, relating to the Corporation’s authorized capital, is hereby eliminated in its entirety and a new Article “FOURTH” is substituted in lieu thereof to change the number of authorized shares of capital stock from (i) 40,000,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding, to a total of 1000 shares of Common Stock, par value $0.01 per share, where each share of Common Stock issued and outstanding immediately prior to the effectiveness of this restated certificate shall be converted (at a rate of 1 to 1) into one share of Common Stock, par value $0.01 per share, so thereafter, there shall be issued and outstanding a total of 100 shares of Common Stock, and where the Preferred Stock are hereby cancelled, such new Article to read in its entirety as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1000) shares, with a par value of $0.01, all of which are to be designated as Common Stock.”

3. Article “FIFTH” of the Certificate of Incorporation, relating to the Corporation’s Board of Directors, is hereby eliminated in its entirety and a new Article “FIFTH,” relating to the amendment of the Corporation’s bylaws, is substituted in lieu thereof, such new Article to read in its entirety as follows:

“FIFTH: The Board of Directors, acting by majority vote, is expressly authorized to make, alter or repeal the bylaws of the Corporation.”

4. Article “SIXTH” of the Certificate of Incorporation, relating to the Corporation’s designated agent, is hereby amended in its entirety as follows:

“SIXTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o General Counsel, Sbarro, Inc., 401 Broadhollow Road, Melville, NY 10022.”

5. Article “SEVENTH” of the Certificate of Incorporation, relating to the elimination, with certain exceptions, of personal liability of directors of the Corporation, is hereby eliminated in its entirety and a new Article “SEVENTH” is substituted in lieu thereof, such new Article to read in its entirety as follows:

“SEVENTH: A director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of fiduciary duty as a director, except where: (a) a judgment or other final adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or where such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or where such director’s acts violated Section 719 of the Business Corporation Law; or (b) the liability of such director for an act or omission occurred prior to the effectiveness of this Article SEVENTH. No amendment or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”

6. New Articles “EIGHTH,” “NINTH,” “TENTH” and “ELEVENTH,” relating to waiver of corporate opportunities, indemnification, written consent of shareholders without a meeting and amendment of the Certificate of Incorporation, are hereby added in their entirety as follows:

“EIGHTH: To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or shareholders or the Affiliates of the foregoing, other than those officers, directors, shareholders or Affiliates who are employees of the Corporation. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any such officer, director, shareholder or Affiliate for or with respect to any business opportunities of which such officer, director, shareholder or Affiliate becomes aware prior to such amendment or repeal.

NINTH: (a) To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation shall indemnify and, upon request, shall advance expenses to any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she (or such person’s testator or intestate) was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

(b) To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation shall indemnify and, upon request, shall advance expenses to any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she (or such person’s testator or intestate) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(c) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

(d) Such indemnification and advancement of expenses shall not be exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether arising as a matter of law, under any bylaw, agreement, vote or resolution of directors or shareholders or otherwise; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such director’s or officer’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which such director or officer was not legally entitled.

(e) The Corporation shall have the power to purchase and maintain, at its expense, insurance: (i) to indemnify the Corporation for any obligations which the Corporation incurs as a result of the indemnification of directors and officers under the provisions of the Business Corporation Law; (ii) to indemnify directors and officers in instances in which such directors and officers may be indemnified by the Corporation under the provisions of the Business Corporation Law; and (iii) to indemnify directors and officers in instances in which such directors and officers may not otherwise be indemnified by the Corporation under the provisions of the Business Corporation Law; provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(f) Any person seeking indemnification and advancement of expenses under this Article NINTH shall be deemed to have met the standard of conduct required for such indemnification and advancement of expenses unless the contrary shall be established. Article NINTH (a) and (b) shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

TENTH: Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and, except as specified in this Restated Certificate of Incorporation, all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation.”

FOURTH: The restated Certificate of Incorporation of the Corporation herein provided for was authorized by unanimous written consents of the Corporation’s Board of Directors and sole shareholder.

FIFTH: The text of the Certificate of Incorporation of the Corporation is hereby restated in its entirety as follows:

FIRST: The name of the Corporation is Sbarro, Inc. (hereinafter the “Corporation”).

SECOND: The Corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation in the State of New York is to be located in the Township of Huntington, County of Suffolk.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1000) shares, with a par value of $0.01, all of which are to be designated as Common Stock.

FIFTH: The Board of Directors, acting by majority vote, is expressly authorized to make, alter or repeal the bylaws of the Corporation.

SIXTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o General Counsel, Sbarro, Inc., 401 Broadhollow Road, Melville, NY 10022.

SEVENTH: A director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of fiduciary duty as a director, except where: (a) a judgment or other final adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or where such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or where such director’s acts violated Section 719 of the Business Corporation Law; or (b) the liability of such director for an act or omission occurred prior to the effectiveness of this Article SEVENTH. No amendment or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or shareholders or the Affiliates of the foregoing, other than those officers, directors, shareholders or Affiliates who are employees of the Corporation. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any such officer, director, shareholder or Affiliate for or with respect to any business opportunities of which such officer, director, shareholder or Affiliate becomes aware prior to such amendment or repeal.

NINTH: (a) To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation shall indemnify and, upon request, shall advance expenses to any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she (or such person’s testator or intestate) was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

(b) To the maximum extent permitted from time to time under the laws of the State of New York, the Corporation shall indemnify and, upon request, shall advance expenses to any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she (or such person’s testator or intestate) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(c) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

(d) Such indemnification and advancement of expenses shall not be exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether arising as a matter of law, under any bylaw, agreement, vote or resolution of directors or shareholders or otherwise; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such director’s or officer’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which such director or officer was not legally entitled.

(e) The Corporation shall have the power to purchase and maintain, at its expense, insurance: (i) to indemnify the Corporation for any obligations which the Corporation incurs as a result of the indemnification of directors and officers under the provisions of the Business Corporation Law; (ii) to indemnify directors and officers in instances in which such directors and officers may be indemnified by the Corporation under the provisions of the Business Corporation Law; and (iii) to indemnify directors and officers in instances in which such directors and officers may not otherwise be indemnified by the Corporation under the provisions of the Business Corporation Law, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(f) Any person seeking indemnification and advancement of expenses under this Article NINTH shall be deemed to have met the standard of conduct required for such indemnification and advancement of expenses unless the contrary shall be established. Article NINTH (a) and (b) shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

TENTH: Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and, except as specified in this Restated Certificate of Incorporation, all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the Business Corporation Law of the State of New York, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Restated Certificate of Incorporation this      day of April, 2007.

Sbarro, Inc.

By:
Name:
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